Exhibit 10.4A

EXCLUSIVE PATENT LICENSE AGREEMENT

BETWEEN

ACHAOGEN

AND

THE UNIVERSITY OF WASHINGTON UW

UW REFERENCE: [***]

UW TECHTRANSFER, INVENTION LICENSING

NEGOTIATED BY ANGELA LOIHL, PH.D., M.B.A.

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TABLE OF CONTENTS

1. Definitions	1

2. Term	4

3. Grant of License	4

4. Applications and Patents	6

5. Commercialization	8

6. Payments, Reimbursements, Reports, and Records	8

7. Infringement	10

8. Termination	12

9. Release, Indemnification, and Insurance	14

10. Warranties	16

11. Damages	17

12. Amendment and Waiver	18

13. Assignment	18

14. Applicable Law	18

15. Confidentiality	18

16. Consent and Approvals	19

17. Construction	19

18. Enforceability	19

19. Entire Agreement; No Third-Party Beneficiaries	19

20. Language and Currency	20

21. Notices	20

22. Patent Marking	20

23. Publicity	21

24. Relationship of Parties	21

25. Security Interest	21

26. Survival	21

27. Dispute Resolution	21

Exhibit A	23

Annex A of Exhibit A	29

Exhibit B	38

EXCLUSIVE PATENT LICENSE AGREEMENT

THIS AGREEMENT is dated and effective as of the date of last signature (the “Effective Date”), and is made by and between the University of Washington, a public institution of higher education and an agency of the state of Washington (“University”), and Achaogen, a corporation under the laws of the state of Delaware (“Company”).

Purpose

University researchers have participated in a research program designed to discover and develop antibacterial drugs that work by inhibiting the LpxC target (the “LpxC Program”). University researchers, along with others, have filed Licensed Patents (as defined below) claiming the chemical compounds discovered pursuant to the LpxC Program. Rights to the LpxC Program and the Licensed Patents are co-owned by University and Novartis. Company desires that University grant it a license to University’s rights in the Licensed Patents and University is willing to grant such a license on the terms set forth below.

NOW, THEREFORE, the parties agree that:

1. Definitions. For purposes of interpreting this Agreement, the following terms shall have the meanings ascribed to them below in this article:

1.1. “Affiliate” means any entity which controls, is controlled by, or is under common control of Company. An entity shall be regarded as in control of another entity for purposes of this definition if it owns or controls more than fifty percent (50%) of the shares of the subject entity and is entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

1.2. “Confidential Information” means any information or materials (biological, chemical, or otherwise) of the parties not generally known or made available to the public, including any information comprised by those materials, in each case to the extent disclosed by one party to the other party in writing and marked “Confidential” (or disclosed orally and confirmed in writing as confidential within [***] days following such disclosure), and including without limitation, non-public Licensed Technology.

1.3. “Distributor” means any Third Party, other than an Affiliate, to which Company or any of its Sublicensees sells a Licensed Product for resale by such Third Party, and where such Third Party has no other rights other than to resell Licensed Product, and for which resale Company, its Affiliates and Sublicensees receive no further consideration (including but not limited to royalties and/or commissions) beyond the price for the initial sale to such Third Party.

1.4. “Event of Force Majeure” means an unforeseeable act that wholly prevents a party from performing one or more of its material duties under this Agreement and that was outside of the reasonable control of the party. An Event of Force Majeure includes acts of war or of God, insurrection and riot, and labor strikes. An Event of Force Majeure shall not mean a party’s inability to obtain a Third Party’s consent to any act or omission.

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1.5. “Fair Market Value” means the average price that the stock in question is publicly trading [***], the [***].

1.6. “Field of Use” means any and all therapeutic or prophylactic applications.

1.7. “Know-How” means technical facts, data, or advice, oral or written (in the form of information contained in patents and patent applications, reports, letters, drawings, specifications, testing procedures, training and operational manuals, bills of materials, photographs and related materials) and/or any tangible material(s) [***], that: (i) were developed [***]; (ii) relates to [***]; (iii) were developed before the Effective Date; (iv) are owned by and in the possession of University; and (v) are not covered by rights to any Third Party that would prevent delivery to Company.

1.8. “Lead Candidate” means a compound that Company, in its sole discretion, intends to promote ahead of other compounds in the preclinical development pathway with a goal of entering clinical development. A Lead Candidate will have at least the following [***].

1.9. “Licensed Patents” means University’s rights in the patent(s) and patent application(s) described in section Al, Tables 1-3, of attached Exhibit A, and any other patent(s) and/or patent application(s) that: (i) are related to [***]; (ii) were filed prior to the date of this Agreement; and (iii) University is now or subsequently named as an assignee. Licensed Patents also include any further related patents issued during the term of this Agreement by the United States Patent and Trademark Office or any like foreign body with respect to a patent application that is part of the Licensed Patents, as well as any continuations, substitutions, extensions (including supplemental protection certificates), registrations, confirmations, renewals and divisions of patents and patent applications within the Licensed Patents. The term “Licensed Patent” also means any reissues or reexaminations of a Licensed Patent.

1.10. “Licensed Product” means any product or good in the Field of Use that is made by, made for, sold, transferred, or otherwise disposed of by Company or Sublicensees during the term of this Agreement and the Post-termination Period where such manufacture, use, or sale is covered by one or more Valid Claims of a Licensed Patent.

1.11. “Licensed Technology” means collectively the inventions claimed in each Licensed Patent and [***].

1.12. “Major Market Country” means the [***].

1.13. “Net Sales” means the gross amount received for sales, leases, and other dispositions of Licensed Products by Company or Sublicensees less (i) all trade, quantity, and cash discounts, including credits provided based on sales of Licensed Products, as well as all refunds and government rebates, in each case to the extent actually granted, (ii) all credits and allowances actually granted due to rejections, returns, billing errors, chargebacks and retroactive price reductions, (iii) packaging, handling fees and prepaid freight, in each case to the extent separately invoiced, and (iv) duties, excise, sale and use taxes, and other governmental charges (including value added taxes) in each case to the extent actually incurred and not reimbursed.

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“Net Sales” shall mean gross amount received, provided that all collection of outstanding debt by Company, or on behalf of Company, must be attributed to the specific products for which such debt was incurred such that royalties due can be and are calculated for such products. Gross amount received shall, therefore, include all amounts received through the collection of debts attributed to Licensed Products. Where, in addition to the Licensed Product, other active products or active processes are sold in combination with Licensed Product as a single unit (“Combination Product”), then Net Sales shall be determined by multiplying the gross invoiced amounts for each such Combination Product by a fraction, the numerator of which shall be the established market price for the Licensed Product(s) contained in the Combination Product and the denominator of which shall be the sum of the established market price for the Licensed Product(s) plus the established market price of the other active components contained in the Combination Products. When such separate market prices are not established in any particular country, the parties shall negotiate in good faith to determine a fair and equitable method of calculating Net Sales in that country for the Combination Product in question. In the event Company or a Sublicensee sells, leases, or disposes of a Licensed Product to an Affiliate for use by such Affiliate, the “Net Sales” for that transaction for purposes of this Agreement shall be equal to the price Company or the Sublicensee charges non-Affiliate Third Parties for the Licensed Product, or if Company or the Sublicensee does not offer to sell the Licensed Product to the public, the price charged by Company or the Sublicensee for a product of similar kind, quality, and quantity. Net Sales will not include transfers made between Company and any Sublicensee, including Affiliates, for resale to Third Parties, but shall include such resale to Third Parties. Notwithstanding the foregoing, it is understood and agreed that under no circumstances will Net Sales include amounts received for Licensed Products: (i) used in clinical trials when supplied at a substantially discounted price, (ii) used for research related to the development of Licensed Products where no sale occurs, (iii) supplied as commercial samples without charge, or (iv) supplied as charitable or humanitarian donations when supplied without charge.

1.14. “Novartis Intellectual Property” means Novartis’ rights in the Licensed Patents and the LpxC Program.

1.15. “Payment” means a payment to be made by Company to University specified in section 6.1 of this Agreement and described in section A3 of attached Exhibit A.

1.16. “Performance Milestone” means an act or event specified in section 5.1 of this Agreement and described in section A2 of attached Exhibit A.

1.17. “Post-termination Period” means the [***] period commencing on the date of termination of this Agreement.

1.18. “Regulatory Approval” means receipt of any and all approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the European Agency for the Evaluation of Medicinal Products), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in any

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jurisdiction of the world necessary for the marketing, sale and/or use of a product in a regulatory jurisdiction.

1.19. “Sublicense” means the transfer by Company or Sublicensee to a Third Party of any license, option, or first right to negotiate under the Licensed Patent and/or Licensed Technology, in whole or in part. Sublicense does not include the transfer of rights to enable a Third Party to act as a Distributor.

1.20. “Sublicensee” means a Third Party or Affiliate holding a Sublicense under the Licensed Patent and/or Licensed Technology. Sublicensee does not include a Distributor.

1.21. “Sublicensing Consideration” means any and all consideration, including but not limited to upfront fees, milestone payments, maintenance fees, [***], but excluding [***] For avoidance of doubt, Sublicensing Consideration shall not include (i) proceeds reasonably attributable to [***], and (ii) payments to Company by Sublicensees for the performance of bona fide product development work, research work, clinical studies and regulatory approvals, in each case to the extent such activities are performed pursuant to an express agreement, and such payments are at [***].

1.22. “Territory” means worldwide.

1.23. “Third Party” means any individual or entity other than University and Company.

1.24. “Valid Claim” means (a) a claim in an issued and unexpired patent included in the Licensed Patents that: (i) has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, provided, however, that if the holding of such court or governmental agency is later reversed by a court or governmental agency with overriding authority, the claim shall be reinstated as a Valid Claim, (ii) has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, (iii) has not been lost through an interference, reexamination or reissue proceeding; or (b) a claim of a pending patent application included in the Licensed Patents that has not been pending for more than [***] years.

2. Term. The term of this Agreement shall commence on the Effective Date and, unless terminated earlier as provided below in Article 8, shall expire on the date on which no Valid Claim in a Licensed Patent is subsisting in any country in the Territory. Following expiration of this Agreement due to expiration of all Licensed Patents (but not for an earlier termination), University agrees that Company’s non-exclusive license under the Know-How shall survive on a fully paid-up basis.

3. Grant of License.

3.1. Company’s Rights.

3.1.1. Subject to the terms and conditions of this Agreement, University hereby grants to Company, and Company hereby accepts, an exclusive license under the

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Licensed Patents and Licensed Technology, and a non-exclusive license under the Know-How in each case, to all of University’s rights to (i) make, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products, and (ii) practice any method, process or procedure under the Licensed Patents, Licensed Technology and Know-How; and to have any of the foregoing performed on its behalf by a Third Party, in each of cases (i) and (ii) above to be solely within the Field of Use and in the Territory. For purposes of clarity, no provision of this Agreement shall be construed to grant Company, by implication, estoppel or otherwise, any rights other than the rights expressly granted it in this Agreement to the Licensed Technology, a Licensed Patent, or to any other University-owned technology, patent applications, or patents.

3.1.2. Company and Sublicensees shall have the right, exercisable from time to time during the term of this Agreement, to Sublicense its rights under this Agreement without prior written consent of University provided that:

3.1.2.1. Company shall not enter into such an agreement with any Sublicensee if the terms of such agreement are inconsistent in any respect with the terms of this Agreement, including without limitation, sections 5.3, 6.4, 8.3, 9.5, 10.5, and 11.4 and subsection 8.1.1;

3.1.2.2. Company shall use commercially reasonable efforts to enforce a Sublicense; and

3.1.2.3. Company shall deliver to University a true, correct and complete copy of each agreement granting a Sublicensee a Sublicense within [***] days of its execution.

Any Sublicense made in violation of this subsection shall be void and shall constitute an event of default under subsection 8.1.1 of this Agreement.

3.1.3. Company, without the prior approval of University, may assign [***] under this Agreement to another if the assignment is made as a part of and in connection with (A) the sale, transfer, or exchange by Company of all or substantially all of its assets or business to which this Agreement relates, (B) the sale, transfer, or exchange by the shareholders, partners, or equity owners of Company of a majority interest in Company to a purchaser, or (C) the merger of Company into another corporation or other business entity. Company shall provide University with written notice of the assignment within [***] of the effective date of such assignment. Any assignment made in violation of this subsection shall be void and shall, without further act, cause the immediate termination of this Agreement. Any such assignment or delegation shall not release Company from its obligations under this Agreement accruing prior to such assignment or delegation without the express written consent of University

3.2. University’s Rights. University retains an irrevocable, nonexclusive license to make, have made, and use products, processes, and other subject matter covered by the Licensed Patents or the Licensed Technology for research, instructional, or other academic purpose, but

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specifically excluding for the preclinical and clinical development of antibacterial therapeutics. Expressly included within this University reservation of rights is the right (i) to use the Licensed Patents and/or Licensed Technology in sponsored research or collaborative research with any Third Party, (ii) to grant material transfer agreements or Sublicenses to non-profit entities, and (iii) to publish any information included in the Licensed Patents, Licensed Technology, Know-How or any other information that may result from University’s research.

3.3. Transfer of Know-How. Subject to University approval, Company may request transfer of Know-How to be supplied by University through [***]. Such request shall detail specific Know-How requested and purpose of such transfer. Approval will be on a case by case basis.

4. Applications and Patents.

4.1. Cost Reimbursement. Company shall pay, or reimburse University for paying, [***] incurred prior to, on, or after the Effective Date to apply for, prosecute, enforce, and maintain the Licensed Patents as provided in section A3.1 of attached Exhibit A, as well as [***] relating to the Licensed Patents. Within [***] of its receipt of University’s invoice for reimbursable expenses, Company shall deliver to University payment in the amount of such invoice.

4.2. Pre-Agreement Patent Filings. Company has not and does not offer to sell, sell, offer to lease, lease, or import (a) any product or good that infringes (including under the doctrine of equivalents) a claim in any Licensed Patent, or (b) any product or good that is made using a process or machine that infringes (including under the doctrine of equivalents) a claim in a Licensed Patent.

4.3. Patent Application Filings during the Term of this Agreement.

4.3.1. University retains the sole and exclusive right to file or otherwise prosecute Licensed Patents using counsel of its choice, provided that Company may request University choose new counsel should Company become reasonably dissatisfied with current counsel, such change in counsel not to be unreasonably withheld by University. Company shall cooperate with University in the filing and prosecution of the Licensed Patents. Subject to Company paying all related patent expenses, University shall:

4.3.1.1. take all commercially reasonable steps to cause patents and patent applications within Licensed Patents to be diligently prosecuted and maintained;

4.3.1.2. instruct patent counsel to copy Company on all correspondence with domestic and foreign patent authorities regarding the Licensed Patents, and upon request of Company, will take such other reasonable steps as may be necessary to cause such patent counsel to comply with such instructions;

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4.3.1.3. provide Company with a copies of all invoices from University’s patent counsel for the filing, prosecution and maintenance of the Licensed Patents, and consult with Company on the prosecution of the Licensed Patents;

4.3.1.4. follow Company’s suggestions and requests regarding patent prosecution to the extent not detrimental to University’s intellectual property rights; and

4.3.1.5. allow Company the right to speak with University’s patent counsel directly, provided University shall be included in all such communication.

4.3.2. In no event shall Company file a patent application with respect to the Licensed Technology where there is an inventor who is obligated to assign their rights in the invention to University.

4.3.3. Company may request that University prosecute Licensed Patents in foreign countries. Company will notify University of its desire to obtain or maintain foreign patents no fewer than [***] days prior to the deadline for any payment, filing or action to be taken in connection therewith. Any such notice concerning a foreign patent filing must be in writing, and must identify the countries in which Company wishes patent protection to be sought. Such notice shall be deemed confirmation of Company’s obligation to pay such costs associated with such patent filings. The absence of such a notice from Company to University will be considered an election by Company not to obtain the particular foreign rights at issue. At its sole expense, University may file, prosecute or maintain patent applications or patents relating to the Licensed Technology at its own expense in any country in which Company has not requested University to file, prosecute or maintain patent applications or patents in accordance with this Article 4 (Applications and Patents) and those applications and resultant patents will not be subject to this Agreement.

4.3.4. No provision of this Agreement limits, conditions, or otherwise affects University’s right to prosecute Licensed Patents in any country.

4.4. Maintenance of Licensed Patents. Subject to Company paying all related patent expenses, University shall take all commercially reasonable steps to cause each Licensed Patent to remain or be valid and subsisting. University shall not abandon any Licensed Patent without Company’s approval when Company is paying the patent expenses.

4.5. Ownership of the Licensed Patents. No provision of this Agreement grants Company any rights, titles, or interests (except for the grant of license in subsection 3.1.1 of this Agreement) in the Licensed Patents, notwithstanding Company’s payment of all or any portion of the patent prosecution, maintenance, and related costs.

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5. Commercialization.

5.1. Commercialization and Performance Milestones. Company shall use its commercially reasonable efforts, consistent with sound and reasonable business practices and judgment, to commercialize the Licensed Technology and to manufacture and offer to make and sell Licensed Products as soon as reasonably practicable and to maximize sales thereof. Unless excused by the occurrence of an Event of Force Majeure during the term of this Agreement, Company shall perform, or shall cause to happen or be performed, as the case may be, all the performance milestones described in section A2 of attached Exhibit A. For purposes of clarity, it is understood and agreed that with respect to the diligence obligations set forth in this Agreement, including without limitation the obligations described in this section 5.1 and section A2 of attached Exhibit A, such obligations may be satisfied by Company directly, or by Company’s Sublicensees.

5.2. Commercialization Reports. Within [***] of December 31st of each year following the Effective Date and continuing until such time as Company’s reporting obligations expire as set forth below, Company shall deliver to University written reports of Company’s and, to the extent it has the right to do so, Sublicensees’ efforts and plans to commercialize the Licensed Technology and to manufacture, offer to sell, or sell Licensed Products, provided that it is understood that Company’s inability to disclose to University any plans of its Sublicensees shall not relieve the Company of its obligations to demonstrate its compliance with its diligence obligations under section 5.1 above. Company shall not be obligated to prepare such commercialization reports during such periods when Company or Sublicensee delivers to University written sales reports according to section 6.4. In relation to each of the commercialization and performance milestones described in section A2 of attached Exhibit A, each commercialization report shall include sufficient information to demonstrate compliance of those milestones and shall set out timeframes and plans for those milestones which have not yet been met.

5.3. Use of Name and Trademarks. Except as provided below in Article 23, no provision of this Agreement grants either party any right or license to use the name or trademarks of the other party, or the names, or identities of Company’s employees, advisors, or directors, or any member of the faculty, staff, or student body of University without the express written approval of the party whose trademark or name is to be used. Notwithstanding the foregoing, Company may use the name University of Washington (i) in discussions with, and disclosures to, investors, potential investors, advisors, partners, potential acquirers and Affiliates of Company, and (ii) disclosures required by securities laws and in other regulatory and administrative filings in the ordinary course of Company’s business, in each case so long as the use of University’s name by Company is limited to statements of fact and is not used in a manner to suggest or imply endorsement by University of Company or any Licensed Product.

6. Payments, Reimbursements, Reports, and Records.

6.1. Payments. Company shall deliver to University the payment or payments specified in section A3 of attached Schedule A. Company shall make such payments by check, wire transfer, or any other mutually agreed-upon and generally accepted method of payment.

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All checks to University shall be made payable to “University of Washington” and shall be mailed to the address specified in Article 21 of this Agreement and shall include University agreement number [***]. Upon request, University shall deliver to Company written wire transfer instructions.

6.2. Currency and Checks. All computations and payments made under this Agreement shall be in United States dollars. The exchange rate for the currency into dollars as reported in the Wall Street Journal (Western edition) as the [***] shall be used for determining the dollar value of transactions conducted in non-United States dollar currencies.

6.3. Late Payments. Company agrees to pay a late fee for all amounts owed to University that are overdue by [***] or more. The late fee shall be computed as the [***], compounded monthly, as set forth by The Wall Street Journal (Western edition) on the date on which such payment is due, of the outstanding, unpaid balance. The payment of such a late fee shall not foreclose or limit University from exercising any other rights it may have as a consequence of the lateness of any payment.

6.4. Sales Reports. Within [***] after the last day of each calendar quarter commencing the calendar quarter after Company effects its first commercial sale of a Licensed Product and during the term of this Agreement and the Post-termination Period thereafter, Company shall deliver to University a written sales report (a copy of the form of which is attached as Exhibit B) recounting the number and Net Sales amount (expressed in U.S. dollars) of all sales, leases, or other dispositions of Licensed Products, whether made by Company or a Sublicensee, during such calendar quarter. Company shall deliver such written report to University even if Company is not required hereunder to pay to University a payment for sales, leases, or other dispositions of Licensed Products during the calendar quarter.

6.5. Records Retention and Audit Rights.

6.5.1. Records Retained. Company, at its expense, shall keep and maintain and shall cause each Sublicensee to keep and maintain complete and accurate records of all sales, leases, and other dispositions of Licensed Products during the term of this Agreement and the Post-termination Period. Such records shall be retained for at least [***] following the end of the reporting period to which the records relate.

6.5.2. Auditing Rights. Company agrees to permit, at the request of University and upon reasonable notice, one or more Third Party accountants selected exclusively by University (“Accountants”) and subject to obligations of confidentiality to have access to Company’s records and books of account referred to in section 6.5.1. Accountants’ access shall be during ordinary working hours to audit Company’s records for any payment period ending prior to such request, the correctness of any report or payment made under this Agreement, or to obtain information as to the payments due for any such period in the case of failure of Company to report or make payment pursuant to the terms of this Agreement or to otherwise verify Company’s compliance with its payment obligations hereunder. The frequency of such inspection and audit shall be no more than once per calendar year. Company shall cause each Affiliate Sublicensee (and

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shall use reasonable efforts to cause each non-Affiliate Sublicensee that sells, leases, or otherwise disposes of Licensed Products on behalf of Company) to grant University the right to inspect and audit such Sublicensee’s records substantially similar to the rights granted University in this section 6.5. To the extent that Company does not have the right to grant University the right to audit a non-Affiliate Sublicensee’s books and records hereunder, Company shall obtain for itself such right and, at the request of University, Company shall exercise such audit right with respect to such non-Affiliate Sublicensee using auditors reasonably acceptable to University and provide the results of such audit for inspection by University pursuant to this section 6.5, such results to be sufficient for University to confirm the amounts owed to University in connection with such Sublicense.

6.5.3. Scope of Disclosure. Accountants shall not disclose to University any information relating to the business of Company except that which is necessary to inform University of the accuracy or inaccuracy of Company’s reports and payments; compliance or noncompliance by Company with the terms and conditions of this Agreement; and the extent of any inaccuracy or noncompliance.

6.5.4. Accountant Copies. Should Accountants believe there is an inaccuracy in any of Company’s payments or noncompliance by Company with any of such terms and conditions, Accountants shall have the right to make and retain copies (including photocopies) of any pertinent portions of the records and books of account. It is understood and agreed that this section 6.5.4 shall in no way limit Accountants’ obligation to abide by the terms of any confidentiality agreement(s) entered into by Accountant and the parties.

6.5.5. Costs of Audit. In the event that Company’s royalties calculated for any calendar year quarterly period are under-reported by more than [***], the costs of any audit and review initiated by University will be borne by Company; otherwise, University shall bear the costs of any audit initiated by University.

7. Infringement.

7.1. Third-Party Infringement of a Licensed Patent.

7.1.1. Notice of Third Party’s Infringement. In the event a party learns of substantial, credible evidence that a Third Party that is not a joint owner on the patent rights involved is making, using, or selling a product in a Field of Use in the Territory that infringes a Licensed Patent, such party promptly thereafter shall deliver written notice of the possible infringement to the other party, describing in detail the information suggesting infringement of the Licensed Patent.

7.1.2. Legal Action to Enforce a Licensed Patent. Upon the delivery of the notice described in subsection 7.1.1 of this Agreement, Company and University shall discuss the steps and acts they shall take to investigate the matter, to cause the Third Party to cease infringing a Licensed Patent, and to seek compensation for the acts of

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infringement and reimbursement for related costs and expenses. Company shall have the first right to respond to, defend, and prosecute in its own name and at its own expense actions or suits relating to Licensed Patents. If necessary to the suit, University agrees to be joined as a party plaintiff; provided that Company shall reimburse University for all reasonable legal fees and costs incident thereto. If Company fails, within [***] of a request by University to take action to stop infringement of the Licensed Patents within the Field of Use, to secure cessation of the infringement, institute suit against the infringer, or to provide to University satisfactory evidence that Company is engaged in bona fide negotiations for the acceptance by infringer of a Sublicense in and to relevant patents in Licensed Patents for the Field of Use, then University may, upon written notice to Company, assume full right and responsibility to secure cessation of the infringement, or institute suit against the infringer. If University in accordance with the terms and conditions of this Agreement chooses to institute suit against an alleged infringer, University may bring such suit in its own name (or, if required by law, in its and Company’s name) and at its own expense, and Company shall, but at University’s expense for Company’s direct associated expenses, fully and promptly cooperate and assist University in connection with any such suit.

7.1.3. Recovery. Any and all license fees, royalties, damages, awards, or settlement proceeds shall first be applied to reimburse the enforcing party’s out-of-pocket expenses and then the non-enforcing party’s out-of-pocket expenses. If Company initiated and prosecuted, or maintained the defense of the action, the amount of any recovery remaining shall be divided [***], except that any payment that constitutes consideration for sale of infringing Licensed Product shall be handled according to the provisions of section 6.1 (Payments) and section A3 of attached Schedule A (Running Royalty Payments), and any payment that constitutes consideration of or the grant of a Sublicense shall be handled according to section A3.10 (Sublicensing Consideration). If University initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining then shall be divided [***]. University shall not have an obligation under this Agreement to commence or maintain such an action.

7.1.4. No Obligation to Institute Action. Neither Company nor University is obligated under this Agreement to institute or prosecute a suit against any alleged infringer of Licensed Patents.

7.2. Patent Validity.

7.2.1. Notice and Investigation of Alleged Infringement. In the event Company receives written notice (or is informed by a Sublicensee or customer that they have received written notice) from a Third Party that any Third Party challenges the validity or enforceability of any of the Licensed Patents, or charging that Company’s (or a Sublicensee’s) practice of Licensed Patents to manufacture, sell, lease, or otherwise dispose of a Licensed Product infringes the patent rights of a Third Party, Company promptly thereafter shall deliver written notice of such notification to University.

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7.2.2. Settlement and Defense. As between the parties to this Agreement, Company will be entitled to control the defense in any such action(s) at the expense of Company. In no event shall Company admit, allege or otherwise state in connection with the defense of a suit described in this subsection orally or in any answer, request for admissions, interrogatories, deposition, affidavit, court testimony, court document (including motion papers and briefs), or any other document of whatever type that a Licensed Patent is invalid or that a claim in a Licensed Patent is invalid, unless University has given its prior written consent.

7.3. University Cooperation. In any suit, action or other proceeding in connection with enforcement and/or defense of the Licensed Patents, University agrees to cooperate with Company, including without limitation by executing such necessary documents as Company may reasonably request. Upon the request of and, at the expense of Company, University agrees to use efforts reasonable to University to make available at reasonable times and under appropriate conditions necessary personnel, records, papers, information, samples, specimens and other similar materials in University’s possession.

7.4. University Consent. Under no circumstances shall Company settle any suits or actions in any manner relating to the Licensed Patents without obtaining the prior written consent of University, such consent not to be unreasonably withheld.

7.5. Enforceability of Licensed Patents. Notwithstanding challenge by any party, including Company, any patent or patent application shall be enforceable under this Agreement as long as such patent or patent application is a Licensed Patent.

8. Termination.

8.1. By University.

8.1.1. If Company breaches or fails to perform one or more of its duties under this Agreement, University may deliver to Company a written notice of default. University may terminate this Agreement by delivering to Company a written notice of termination if the default has not been cured in full within sixty (60) days of the delivery to Company of the notice of default (“Cure Period”). If, however, Company disputes in good faith that the claimed breach exists, such Cure Period will not start to run until such dispute has been resolved according to the dispute resolution process of Article 27. Notwithstanding the foregoing, if University agrees that a longer Cure Period is required for Company to cure such breach, University shall consider in good faith an extension to the Cure Period.

8.1.2. University may terminate this Agreement by delivering to Company a written notice of termination at least ten (10) days prior to the date of termination if Company (i) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws that Company fails to have released or dismissed within ninety (90) days after filing; (ii) a receiver or trustee is appointed to take possession, custody or control of all or part of Company’s assets or property, unless such appointment occurs at

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the instigation of a Third Party and is dismissed within ninety (90) days; or (iii) makes a general assignment for the benefit of creditors.

8.2. By Company. Company may terminate this Agreement at any time by delivering to University a written notice of termination at least thirty (30) days prior to the effective date of termination.

8.3. Post-termination Period.

8.3.1. Company shall not use, or permit others to use, the Licensed Technology or manufacture or have manufactured Licensed Products after the termination of this Agreement. After the termination of this Agreement under section 8.2, Company may offer to sell and sell, offer to lease and lease, and otherwise offer to dispose of or dispose of Licensed Products in the Territory that were manufactured prior to the termination of this Agreement, subject to the provisions of section 6.1 (Payments) and section A3 of attached Schedule A (Running Royalty Payments). After termination of this Agreement under section 8.1, Company shall not offer to sell or sell, offer to lease or lease, or otherwise offer to dispose of or dispose of a Licensed Product in the Territory.

8.3.2. At any time within[***] following termination of this Agreement, for whatever reason other than expiration, a Sublicensee may notify University that it wishes to enter into a direct license with University in order retain its rights to the Licensed Patents, Licensed Technology and Know-How granted to it under its Sublicense. Following receipt of such notice, University and Sublicensee shall promptly enter into a license agreement (the “New License Agreement”), the terms of which license agreement shall be substantially similar to the terms of the Sublicense granted by Company to such Sublicensee, including but not limited to sublicense scope, sublicense territory, and duration of sublicense grant; provided however, that [***], except that the New License Agreement shall provide for [***]. University further agrees that each Sublicense granted by Company hereunder shall survive during the period commencing on termination of this Agreement and ending on the earlier of (1) the expiration of the [***] as described above if the Sublicensee does not provide notice to University that it wishes to enter into the New License Agreement, or (2) the effective date of the New License Agreement between University and the applicable Sublicensee. Notwithstanding the foregoing, each Sublicensee’s right to enter into the New License Agreement shall be contingent upon:

8.3.2.1. such Sublicensee informing University in writing pursuant to Article 21 (Notices), that it wishes to enter into a direct license with University, within [***] of termination of this Agreement with Company;

8.3.2.2. such Sublicense being in good standing with University and such Sublicense not being the subject matter of a dispute with the University or Company;

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8.3.2.3. such Sublicensee being in compliance with its Sublicense agreement in all material respects;

8.3.2.4. such Sublicensee using reasonable efforts to provide documentation requested by University to demonstrate Sublicensee meets compliance requirements as set out in this subsection 8.3.2 within [***] of such request for documentation by University (or such longer period of time as University agrees is reasonable under the circumstances based on the nature and extent of the requested documentation);

8.3.2.5. such Sublicense having been validly entered into pursuant to the terms of section 3.1.2. of this Agreement; and

8.3.2.6. no further obligations being imposed upon University as a result of the Sublicense becoming a direct license.

University may, at its sole discretion, waive any of these requirements. If any condition of this subsection 8.3.2 is not met, then University shall be free to license or not license Licensed Patents and Licensed Technology to such Sublicensee according to its sole discretion.

9. Release, Indemnification, and Insurance.

9.1. Company’s Release. For itself and its employees, Company hereby releases University and its regents, employees, and agents forever from any and all suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) relating to or arising out of (i) [***]; or (ii) the [***] under this Agreement.

9.2. Company’s Indemnification. Throughout the term of this Agreement and thereafter, Company shall indemnify, defend, and hold University and its regents, employees, and agents harmless from all suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) asserted by Third Parties (collectively, “Claims”), relating to or arising out of the manufacture, use, lease, sale, or other disposition of a Licensed Product, including, without limitation, breach of contract and warranty and products-liability claims relating to a Licensed Product and claims brought by a Sublicensee. Notwithstanding the foregoing, Company shall have no obligation to indemnify University under this section 9.2 with respect to Claims resulting from a breach by University of its warranties under section 10.1 and 10.2 or from the gross negligence or willful misconduct of University and shall have no obligation to defend University against any allegations thereof.

9.3. University’s Indemnification. Subject to the limitations on liability set forth in Article 11 of this Agreement, throughout the term of this Agreement and thereafter, University shall indemnify, defend, and hold Company and its directors, employees, and agents harmless from all Claims relating to or arising out of University’s (i) negligent acts or omissions in connection with its performance of its obligations under this Agreement, or (ii) breach of the express warranties set forth in sections 10.1 and 10.2 of this Agreement. Notwithstanding the

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foregoing, University shall have no obligation to indemnify Company under this section 9.3 with respect to Claims resulting from a breach by Company of its warranties under section 10.1 or from the gross negligence or willful misconduct of Company and shall have no obligation to defend Company against any allegations thereof.

9.4. Procedure. An indemnitee that intends to claim indemnification under this Article 9 shall: (i) promptly notify the indemnifying party in writing of any Claim with respect to which the indemnitee intends to claim such indemnification; (ii) give the indemnifying party sole control of the defense and/or settlement thereof, subject to indemnifying party receiving prior written approval from the indemnified party before entering into any settlement that would affect the rights or interests of the indemnified party; and (iii) provide the indemnifying party, at the indemnifying party’s expense, with reasonable assistance and full information with respect to such Claim. Notwithstanding the foregoing, the indemnifying party shall have no obligations for any Claim if the indemnitee makes any admission against interest or settlement regarding such Claim, in the case of the indemnitee being University or their regents, officers, employees, students, or agents, such admission being made by an officer of University, without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.

9.5. Company’s Insurance.

9.5.1. Throughout the term of this Agreement, or during such period as the parties shall agree in writing, Company shall maintain, and shall cause each Sublicensee who sells Licensed Products to maintain, in full force and effect comprehensive general liability (CGL) insurance, with single claim limits of [***]. Such insurance policy shall include coverage for claims that may be asserted by University against Company under section 9.2 of this Agreement and for claims by a Third Party against Company or University arising out of the purchase or use of a Licensed Product. Such insurance policy shall name University as an additional insured and shall require the insurer to deliver notice to University at the address set forth in Article 21 of this Agreement, at least [***] days prior to the termination of the policy.

9.5.2. Within [***]with respect to Licensed Product(s), Company shall provide to University certificates evidencing the existence and amount of clinical trials liability insurance. Company shall issue irrevocable instructions to its insurance agent and to the issuing insurance company to notify University of any discontinuance or lapse of such insurance not less than [***] prior to the time that any such discontinuance is due to become effective. Company shall provide University a copy of such instructions upon their transmittal to the insurance agent and issuing insurance company. Company shall further provide University, at least annually, proof of continued coverage.

9.5.3. The provisions of subsection 9.5.1 of this Agreement shall not apply if University agrees in writing to accept Company’s or Sublicensee’s self-insurance plan as adequate insurance, which acceptance shall not be unreasonably withheld.

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9.6. Sublicensees—Release. Company shall cause each Sublicensee to grant University a release from liabilities substantially similar to the release granted in favor of University in section 9.1 of this Agreement.

10. Warranties.

10.1. Authority. Each party represents and warrants to the other party that it has full corporate power and authority to execute, deliver, and perform this Agreement, and that no other corporate proceedings by such party are necessary to authorize the party’s execution or delivery of this Agreement.

10.2. University Representations and Warranties. After reasonable investigation and inquiry, University represents and warrants:

10.2.1. that it has the right and authority to enter into this Agreement and grant the rights and licenses hereunder;

10.2.2. that, to the best of its knowledge after reasonable investigation, (i) it is either a sole or a joint owner of the Licensed Patents described in section Al, Table 1, of attached Exhibit A, (ii) that [***] of the Licensed Patents and Licensed Technology to University, and (iii) that University has not and will not grant any rights in the Licensed Patents or Licensed Technology to a Third Party that conflict with the rights and licenses granted herein to Company;

10.2.3. that to the best of its knowledge after reasonable investigation, (i) [***] the Licensed Patents to any Third Party, and (ii) there are no claims of Third Parties other than those disclosed to Company through section 1.14 (Novartis Intellectual Property), Al of Exhibit A and section 10.4 (Novartis Intellectual Property Rights) that would call into question the rights of University to grant to Company the rights and licenses contemplated hereunder;

10.2.4. that it has not and will not intentionally divulge to Company what it knows to be proprietary trade secret or Confidential Information of any Third Party regarding the LpxC Program.

10.3. Disclaimers.

10.3.1. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 10.1 and 10.2 OF THIS AGREEMENT, UNIVERSITY DISCLAIMS AND EXCLUDES ALL WARRANTIES, EXPRESS AND IMPLIED, CONCERNING THE LICENSED TECHNOLOGY, EACH LICENSED PATENT, EACH PATENT APPLICATION, AND EACH LICENSED PRODUCT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

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10.3.2. University expressly disclaims any warranties concerning and makes no representations:

10.3.2.1. that the Licensed Patent(s) will be approved or will issue;

10.3.2.2. that University will ultimately own any specific claim in a Licensed Patent;

10.3.2.3. concerning the validity or scope of any Licensed Patent;

10.3.2.4. that the manufacture, use, sale, lease or other disposition of a Licensed Product will not infringe a Third Party’s patent or violate its intellectual property rights;

10.3.2.5. that University owns the Licensed Patents described in Section A1, Tables 2-3 of attached Exhibit A, although to the best of University’s knowledge, University believes that it at least co-owns the Licensed Patents described in Section A1, Tables 2-3 of attached Exhibit A.

10.4. Novartis Intellectual Property Rights. Company acknowledges and agrees that University’s rights in Licensed Patents exist both in relation to [***].

10.5. Sublicensees—Warranties. Company shall cause each Sublicensee to give Company a warranty substantially similar to the warranty in favor of University in section 10.1. Company shall also provide notice to each Sublicensee of all University disclaimers and exclusions of warranties under subsections 10.3.1 and 10.3.2 of this Agreement.

11. Damages.

11.1. Remedy Limitation. EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL UNIVERSITY BE LIABLE FOR (A) PERSONAL INJURY OR PROPERTY DAMAGES ARISING IN CONNECTION WITH THE ACTIVITIES CONTEMPLATED IN THIS AGREEMENT OR (B) LOST PROFITS, LOST BUSINESS OPPORTUNITY, INVENTORY LOSS, WORK STOPPAGE, LOST DATA OR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OF ANY KIND. THIS LIMITATION OF REMEDIES DOES NOT LIMIT UNIVERSITY’S OBLIGATION TO INDEMNIFY AS PROVIDED UNDER SECTION 9.

11.2. Limitation of Remedies Available to University. EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL COMPANY BE LIABLE FOR UNIVERSITY’S LOST PROFITS, LOST BUSINESS OPPORTUNITY, OR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OF ANY KIND. THIS LIMITATION OF REMEDIES DOES NOT LIMIT COMPANY’S OBLIGATION TO INDEMNIFY AS PROVIDED UNDER SECTION 9.

11.3. Damage Cap. IN NO EVENT SHALL UNIVERSITY’S TOTAL LIABILITY FOR THE BREACH OR NONPERFORMANCE OF THIS AGREEMENT EXCEED THE

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[***]. THIS LIMITATION SHALL APPLY TO CONTRACT, TORT, AND ANY OTHER CLAIM OF WHATEVER NATURE. THIS LIMITATION OF REMEDIES DOES NOT LIMIT UNIVERSITY’S OBLIGATION TO INDEMNIFY AS PROVIDED UNDER SECTION 9.

11.4. Sublicensees—Damages. Company shall cause each Sublicensee to agree to limitations of remedies and damages substantially similar to the limitations of remedies and damages set forth in sections 11.1 and 11.2 of this Agreement.

12. Amendment and Waiver. This Agreement may be amended from time to time only by a written instrument signed by the parties. No term or provision of this Agreement shall be waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No waiver of a breach shall be deemed to be a waiver of a different or subsequent breach.

13. Assignment. Except as provided in subsections 3.1.2 and 3.1.3 of this Agreement, Company shall not assign or Sublicense its interest or delegate its duties under this Agreement, unless University consents to the assignment, Sublicense, or delegation. Any assignment, Sublicense, or delegation attempted to be made in violation of this article shall be void.

This Agreement shall inure to the benefit of Company and University and their respective permitted Sublicensees and trustees.

14. Applicable Law. The internal laws of the state of Washington shall govern the validity, construction, and enforceability of this Agreement, without giving effect to the conflict of laws principles thereof.

15. Confidentiality.

15.1. Form of transfer. Confidential Information may be conveyed in written, graphic, oral, physical, or electronic form. Confidential Information shall include, without limitation, Licensed Technology as well as Company’s business plan or reports.

15.2. Exceptions. Confidential Information does not include: any information that: is required by law to be disclosed; is or becomes part of the public domain through no fault of recipient; is known to recipient prior to the disclosure by the disclosing party, as evidenced by documentation; is publicly released as authorized under this Agreement by University, its employees or agents; is subsequently obtained by a party from a Third Party who is authorized to have such information; or is independently developed by a party without reliance on any portion of the Confidential Information received from the disclosing party and without any breach of this Agreement as evidenced by documentation.

15.3.No Unauthorized Disclosure of Confidential Information. Beginning on the Effective Date and continuing throughout the term of this Agreement and thereafter for a period of [***] (“Confidentiality Period”), neither party shall use for any purpose or disclose or otherwise make known or available to any Third Party any Confidential Information disclosed to

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it by the other party, without the express prior written consent of such other party. Each party shall utilize reasonable procedures to safeguard the Confidential Information disclosed to it by the other party. Notwithstanding the foregoing, Company shall be permitted to disclose University’s Confidential Information under conditions of confidentiality and limited use that are reasonable under the circumstances: (i) to actual or potential investors, lenders, consultants, collaborators, Sublicensees, or development partners, (ii) to its attorney or agent as shall be reasonably required; (iii) to the extent necessary to fulfill its obligations and/or duties hereunder, and (iv) in its regulatory filings or other communications with the US Food and Drug Administration or equivalent foreign regulatory authority pertaining to Licensed Products. Company will immediately inform University, and provide University with a copy of any use of University’s Confidential Information.

15.4. Access to University Information. University is an agency of the State of Washington and is subject to the Washington Public Records Act, RCW 42.56 et seq., (“Act”), and no obligation assumed by University under this Agreement shall be deemed to be inconsistent with University’s obligations as defined under the Act and as interpreted by University in its sole discretion. In the event University receives a request for public records under the Act for documents containing Confidential Information, and if University concludes that the documents are not otherwise exempt from public disclosure, University will provide Company notice of the request before releasing such documents. Such notice shall afford Company a minimum of [***] to review such documents and/or seek a protective order, at Company’s expense utilizing the procedures described in RCW 42.56.540. University shall have no obligation to protect the Confidential Information from disclosure in response to a request for public records.

16. Consent and Approvals. Except as otherwise expressly provided, all consents or approvals required under the terms of this Agreement shall be in writing and shall not be unreasonably withheld or delayed.

17. Construction. The headings preceding and labeling the sections of this Agreement are for the purpose of identification only and shall not in any event be employed or used for the purpose of construction or interpretation of any portion of this Agreement. As used herein and where necessary, the singular shall include the plural and vice versa, and masculine, feminine, and neuter expressions shall be interchangeable.

18. Enforceability. If a court of competent jurisdiction adjudges a provision of this Agreement unenforceable, invalid, or void, such determination shall not impair the enforceability of any of the remaining provisions hereof and such provisions shall remain in full force and effect.

19. Entire Agreement; No Third-Party Beneficiaries. Company has evaluated the Licensed Technology under a Confidentiality Agreement (“Confidentiality Agreement”) with University [***] with an effective date of April 27th, 2006. This Agreement (including all attachments, exhibits, and amendments hereto) is intended by the parties as the final and binding expression of their contract and agreement and as the complete and exclusive statement of the terms thereof. This Agreement cancels, supersedes, and revokes all prior negotiations,

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representations and agreements, including the Confidentiality Agreement, among the parties, whether oral or written, relating to the subject matter of this Agreement.

No provision of this Agreement, express or implied, is intended to confer upon any person other than the parties to this Agreement any rights, remedies, obligations, or liabilities hereunder. No Sublicensee shall have a right to enforce or seek damages under this Agreement.

20. Language and Currency. Unless otherwise expressly provided in this Agreement, all notices, reports, and other documents and instruments that a party hereto elects or is required by the terms of this Agreement to deliver to the other party hereto shall be in English, and all notices, reports, and other documents and instruments detailing revenues and earned under this Agreement or expenses chargeable to a party hereto shall be United States dollar denominated.

21. Notices. All notices, requests, and other communications that a party is required or elects to deliver shall be in writing and shall be delivered personally, or by facsimile, or by a recognized overnight courier service or by United States mail, first-class, certified or registered, postage prepaid, return receipt requested, to the other party at its address set forth below or to such other address as such party may designate by notice given pursuant to this article:

If to University:	UW TechTransfer Invention Licensing ATTN: [***] 4311 11th Avenue NE, Suite 500 Seattle, WA 98105-4608 Facsimile No.: 206-685-4767

For notices sent pursuant to Article 8, with a copy to:	University of Washington Office of the Attorney General 101 Gerberding Hall Seattle, WA 98105 Facsimile No.: 206-543-0779

If to Company:	Attn: [***] Vice President Business Development 7000 Shoreline Court, 3rd Floor South San Francisco, CA 94080 Facsimile No.: 650-266-1154

For notices sent pursuant to Article 8, with a copy to:	[***] Morgan, Lewis & Bockius, LLP One Market Street, Spear Street Tower San Francisco, CA 94105 Facsimile No.: 415-442-1001

22. Patent Marking. Company shall mark any and all material forms of Licensed Product(s) or packaging pertaining thereto made and sold by Company in the United States with patent marking conforming to 35 U.S.C. §287(a), as amended from time to time. Such marking shall

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further identify the pendency of any U.S. patent application and/or any issued U.S. or foreign patent forming any part of the Licensed Patents. All Licensed Product(s) shipped to or sold in other countries shall be marked in such a manner as to provide notice to potential infringers pursuant to the patent law and practice of the country of manufacture or sale.

23. Publicity. Either party may disclose to the public the execution and delivery of this Agreement along with other party’s name and the name of the technology.

24. Relationship of Parties. In entering into, and performing their duties under, this Agreement, the parties are acting as independent contractors and independent employers. No provision of this Agreement shall create or be construed as creating a partnership, joint venture, or agency relationship between the parties. No party shall have the authority to act for or bind the other party in any respect.

25. Security Interest. In no event shall Company grant, or permit any person to assert or perfect, a security interest in Company’s rights under this Agreement.

26. Survival. Immediately upon the termination or expiration of this Agreement, except for certain rights granted for the Post-termination Period described above in section 8.3, all Company’s rights under this Agreement shall terminate; provided, however, Company’s obligations that have accrued prior to the effective date of termination or expiration of this Agreement (e.g., the obligation to report and make payments on sales, leases, or dispositions of Licensed Products and to reimburse University for costs) and the obligations specified in sections 6.1 and 6.4 of the Agreement shall survive. The obligations and rights set forth in sections 6.5 and 8.3 and Articles 9 of this Agreement shall survive the termination or expiration of this Agreement. Additionally, the non-exclusive license to Know-How granted in subsection 3.1.1 shall survive the expiration (but not the earlier termination) of this Agreement as set out in Article 2 (Term).

27. Dispute Resolution. The parties agree that any and all disputes and controversies arising from, connected with, or relating to this Agreement, including relating to the construction, meaning, performance or effect of this Agreement or any breach thereof (collectively “Disputes”) will he resolved in accordance with the terms of this Article 27 as follows:

27.1. Informal Dispute Resolution. Prior to initiating formal dispute resolution procedures, the parties will first attempt to resolve any Dispute directly through good faith negotiations. Either party may deliver to the other a written notice requiring negotiation of the Dispute (“Notice to Negotiate”). The parties will seek to resolve Disputes through negotiations, but may, during this informal dispute resolution period, escalate the resolution of any Dispute internally as necessary or appropriate to Company’s Chief Executive Officer and University’s Director of UW TechTransfer Invention Licensing, or their authorized representatives. If the Dispute has not been resolved within [***] after the delivery of a Notice to Negotiate, either party may by written notice (“Notice to Mediate”) request to mediate the Dispute in accordance with section 27.2 subject to the other party’s consent. Subject to the Washington State Public Records Act (RCW 42.56), the parties will conduct the negotiations in confidence.

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27.2. Mediation. Subject to the parties’ mutual agreement to mediate the Dispute pursuant to section 27.1, the parties agree to retain the services of a mutually acceptable Third Party mediator to mediate the resolution of the Dispute. Unless the parties otherwise agree in writing, the mediator will be resident in the city in which University is situated, and all meetings regarding the mediation will be held either by video or telephone conference or by in-person meetings held in such city. No party will unreasonably withhold acceptance of a mediator, and the selection of a mediator will be made within [***] following the conclusion of direct negotiations regarding a Dispute pursuant to section 27.1 above. If a mediator is not appointed, or if, following the appointment of a mediator, the Dispute is not resolved within [***], or such extended period that the parties may agree to in writing, after the delivery of the Notice to Mediate, then any party may elect to pursue any options available to them under this Agreement, or commence litigation pursuant to section 27.3 below. Subject to the Washington State Public Records Act (RCW 42.56), the parties agree to maintain the mediation proceedings in confidence; and [***]. All communications during the mediation referred to in this section 27.2 including any documents or information prepared and exchanged solely for the purposes of that mediation, will be considered to be “without prejudice” and will not be admissible in any subsequent litigation.

27.3. Litigation. Any party may seek (i) interim measure of protection, including injunctive relief, prior to or during the negotiation or mediation of Disputes, and (ii) final resolution, from the courts sitting in the city in which University is situated regarding any Dispute, and each party irrevocably and unconditionally agrees to the exclusive jurisdiction of such courts, and all courts competent to hear appeals therefrom, for that purpose.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized representatives.

University of Washington		Achaogen, Inc.

By:	/s/ Fiona Willis	By:	/s/ John F. Hollway
	Name: Fiona Willis		Name: John F. Hollway
	Title: Director		Title: VP, Business Development
	Date: December 1, 2006		Date: December 1, 2006

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Exhibit A

Exclusive Patent License Schedule

A1. University and Novartis Intellectual Property:

[***]

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[***]

A2. Performance Milestones:

Company shall use at least the level of effort set forth in section 5.1 above to meet all of the following diligence milestones:

[***]

The parties will conduct annual program review meeting at which time Company may propose adjustments to the performance milestones for University’s approval, such approval not to be unreasonably withheld or delayed. In the event the parties cannot agree on revisions to the performance milestones, or in the event that a performance milestone is missed by [***] the parties will resolve the issue using the dispute resolution mechanism provided for in Article 27.

A3. Payments:

A3.1 Patent Cost Reimbursement Schedule. Within [***] of its receipt of University’s invoice for reimbursable expenses as set out below, Company shall deliver to University payment in the amount of such invoice.

A3.1.1. Company shall reimburse University for all reasonable out-of-pocket costs incurred by University in applying for, [***], prosecuting, and maintaining the Licensed Patents, including both costs incurred prior to the Effective Date of this Agreement, as well as all such costs incurred by University during the term of this Agreement (“Patent Expenses”). Notwithstanding the foregoing, for a period of [***] from the Effective Date, Company’s obligation to pay, or reimburse University for paying, Patent Expenses shall not include an obligation to pay patent costs incurred prior to the Effective Date of this Agreement and shall not exceed [***] in aggregate. For purposes of clarity, the parties agree that Patent Expenses shall include [***], but shall

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not include costs and expenses for which University has been previously reimbursed by a Third Party. University will be under no obligation to prosecute Licensed Patents that are not reimbursed by Company. The parties acknowledge that the amount of the Patent Expenses invoiced and received prior to the Effective Date is approximately [***].

A3.1.2. Beginning on [***] of the Effective Date, Company shall pay all ongoing Patent Expenses, and shall reimburse University for paying all unreimbursed Patent Expenses pursuant to section A3.1.1 incurred during the first [***] of this Agreement.

A3.1.3. Company shall also reimburse University for all Patent Expenses incurred prior to the Effective Date to [***]. Such payment of past Patent Expenses may occur, at Company’s option, in [***] installments. Company shall have no obligation to reimburse University for past Patent Expenses for which University has been previously reimbursed by a Third Party.

A3.2 Up-front Payment. Company shall pay to University within [***] days of the Effective Date One Hundred Thousand Dollars ($100,000) as an up-front payment. This upfront payment shall be non-refundable and not creditable against future royalty obligations. At Company’s option, subject to Section A3.9 below, [***] of this amount shall be payable in shares of the series of preferred stock sold, at [***].

A3.3 Running Royalty Payments. Company shall pay to University within [***] days after the last day of each calendar quarter during the term of this Agreement and the Post-termination Period an amount equal to [***] of the Net Sales of all sales, leases, or dispositions of Licensed Products made by Company and its Sublicensees during such quarter as a running royalty payment.

A3.4 Royalty Offset for Litigation Relating to University’s Improper Grant of Rights. In the event that Company is named in a suit alleging that University improperly granted rights in the Licensed Patent(s) to Company, Company may deduct from its royalty payments to University with respect to Licensed Products covered by the Licensed Patent(s) subject to suit, an amount not exceeding [***] of Company’s expenses and costs related to such action, including reasonable attorneys’ fees and any amounts payable to such Third Party in connection with settlement of such suit; provided, however, that such reduction shall not exceed [***] of the total royalty due to University with respect to the Licensed Products covered by the Licensed Patent(s) subject to suit for each calendar year. If such [***] of Company’s expenses and costs exceeds the maximum amount of royalties deductable by Company for any calendar year, Company may to that extent reduce the royalties due to University from Company in succeeding calendar years, but never by more than [***] of the total royalty due in any one year with respect to the Licensed Products covered by the Licensed Patent(s) subject to suit. Notwithstanding the preceding sentences, in the event that the suit or claim against Company is caused directly or indirectly by University’s gross negligence or intentional misconduct, Company may deduct [***]of its expenses and costs as described above from the total royalty due to University in that year as well as successive years.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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A3.5 Third Party Royalties. The royalty due to University pursuant to section A3.3 shall not be reduced other than as set out in section A3.4 even in the event that Company is required to pay royalties to a Third Party based on Company’s manufacture, use, or sale of Licensed Product being subject to one or more patents of such Third Party.

A3.6 Minimum Annual Royalties. Company shall pay to University minimum annual royalties in the amount of [***] in the first full calendar year following [***] and [***] in each subsequent year for the term of this Agreement. Minimum annual royalty payments for each year will be due in full and payable on the anniversary of the Effective Date of the relevant calendar year and will be creditable against royalties for such calendar year on a non-cumulative basis.

A3.7 Annual Maintenance Fee. Beginning on the third anniversary of the Effective Date and continuing for the term of this Agreement, Company shall pay to University an annual maintenance fee of Ten Thousand Dollars ($10,000) due on the anniversary of the Effective Date provided that no annual maintenance fee will be due in any year Company pays minimum annual royalties according to Section A3.6. This annual payment shall be non-refundable and not creditable against Company’s other royalty obligations.

A3.8 Milestone Payments. Company shall pay to University the following non-cumulative and non-refundable milestone achievement payments within [***] days of achieving the corresponding milestone, whether achieved by Company or a Sublicensee.

A3.8.1. Upon [***], Company shall pay University [***] the first time this milestone is met for a Licensed Product and [***] each of the second and third times this milestone is met for a License Product.

A3.8.2. Upon [***], Company shall pay University [***]the first time this milestone is met for a Licensed Product and [***] for each of the second and third times this milestone is met.

A3.8.3. Upon [***], Company shall pay University [***] the first time this milestone is met for a Licensed Product and [***] for each of the second and third times this milestone is met for a Licensed Product.

A3.8.4. Upon [***], Company shall pay University [***] the first time this milestone is met for a Licensed Product and [***] for each of the second and third times this milestone is met for a Licensed Product.

A3.8.5. Upon [***] Company shall pay University [***] the first time this milestone is met for a Licensed Product and [***] for each of the second and third times this milestone is met for a Licensed Product.

For the avoidance of doubt, Company shall pay [***] of the first milestone payment on each of the second and third times that a particular milestone is met. Notwithstanding the foregoing, Company shall notify University in the event development of a Licensed Product is

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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UW Reference [***]

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terminated after Company has paid a milestone payment for that Licensed Product and in cases of such product termination milestone payments made for the terminated product shall be creditable towards payments for the follow-on product under development as if the follow-on product had replaced the terminated product. At Company’s option, subject to Section A3.9 below, up to [***] of any milestone payment set forth in this Section A3.8 may be paid by Company in shares of Company’s preferred stock [***].

A3.9 Equity. In the event Company elects to pay part of its fees pursuant to sections A3.2 or A3.8 in equity, and prior to any such payment, the parties shall enter into a Stock Issuance Agreement substantially in the form attached hereto as Annex A of this Exhibit A, together with such other agreements as they deem necessary and desirable pursuant to which Company shall issue to University shares of the Company’s equity securities. All equity issuances pursuant to this Agreement shall be subject to the approval of Company’s Board of Directors and stockholders, as necessary, and compliance with applicable agreements to which Company is party that relate to Company’s issuance of capital stock. Each share shall have voting rights and shall be non-assessable.

A3.10 Sublicensing Consideration. In addition to the running royalty payments due pursuant to subsection A3.3 of this Exhibit A on the Net Sales by any Sublicensee, Company will pay to University a percentage of all Sublicensing Consideration, depending upon the milestones achieved in developing Licensed Products at time of execution of Sublicense according to the schedule below. The Sublicensing Consideration fee shall be due [***] days after Sublicensing Consideration is received by Company from Sublicensee. Sublicensing Consideration shall be fully creditable against milestone payments due to University based upon activities of the same Sublicensee from which Sublicensing Consideration was received.

A3.10.1. [***] of all Sublicensing Consideration except where additional milestones have been achieved by Company at time of execution of Sublicense as follows:

A3.10.2. [***] of all Sublicensing Consideration where University has been notified pursuant to section A2.1 above that [***]; or

A3.10.3. [***] of all Sublicensing Consideration if [***]; or

A3.10.4. [***] of all Sublicensing Consideration if [***]; or

A3.10.5. [***] of all Sublicensing Consideration if [***].

A3.11 Sublicensing Consideration Offset.

A3.11.1. Novartis Intellectual Property. Where Company grants a Sublicense of substantially similar rights with regard to Field of Use and Territory under both the Licensed Patents and Novartis Intellectual Property, then notwithstanding section A3.10 above, in the event that Company is obligated to share Sublicensing Consideration received in connection with such Sublicense with both University and Novartis,

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Company shall be entitled to offset against the portion of such Sublicensing Consideration owed to University under section A3.10 above any amounts it is obligated to pay to Novartis with respect to such Sublicensing Consideration so that the total combined portion of Sublicensing Consideration payable by Company to University and Novartis will not exceed [***], subject to the limitation that that the Sublicensing Consideration due to University shall not be reduced below [***] of the amount specified above in [***]. For purposes of clarity, the offset set forth in this section A3.11.1 shall only be available to Company to the extent that the total aggregate consideration for the Sublicense of Licensed Patents and Novartis Intellectual Property is treated as Sublicensing Consideration.

A3.11.2. Third Party Intellectual Property. A reduction of the percentage of Sublicensing Consideration payable to University under this Agreement will be negotiated in good faith between the parties where, in addition to the Sublicense of any rights granted to Company hereunder, Company [***] provided, and only to the extent that [***].

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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UW Reference [***]

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Annex A of Exhibit A

Form of Stock Issuance Agreement

UW/Achaogen Exclusive Patent License Agreement

UW Reference [***]

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ACHAOGEN, INC.

STOCK ISSUANCE AGREEMENT

This Stock Issuance Agreement (this “Agreement”) is made as of                     , 20     by and between Achaogen, Inc., a Delaware corporation (the “Company”), and the University of Washington, a public institution of higher education and an agency of the state of Washington (“University”).

In consideration of the mutual covenants and representations set forth below, the Company and University agree as follows:

1. Issuance of Shares. Pursuant to Section A3.9 of Exhibit A to that certain Exclusive Patent License Agreement entered into as of                      between the Company and University (the “License Agreement”), the Company hereby issues to University                      (                    ) shares of the Company’s Series              Preferred Stock (including the common stock into which such shares are convertible, the “Shares”). The Company will issue, as promptly as practicable after the date hereof, a stock certificate, registered in the name of University, reflecting the Shares.

2. Restrictions on Transfer.

A. University hereby makes the investment representations and warranties listed on Exhibit A to the Company as of the date of this Agreement, and agrees that such representations and warranties are incorporated into this Agreement in their entirety by this reference, such that the Company may rely on them in issuing the Shares. University understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMPANY, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE

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Annex A - Stock Issuance Agreement

ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

University (and any subsequent transferee thereof) agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Shares, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, and (y) the transferee has delivered to the Company representations and warranties substantially similar to those set forth on Exhibit A hereto.

B. Stop-Transfer Notices. University agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

D. Lock-Up Period. University hereby agrees, and each transferee of University shall agree in writing, that University and such transferee shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any common stock (or other securities) of the Company held by University and such transferee (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the Company’s first firm commitment underwritten public offering of the Company’s common stock registered under the Securities Act of 1933, as amended (or such shorter period as permitted by the underwriters), provided that all officers and directors of the Company are bound by and have entered into similar agreements. The obligations described in this Section 2D shall not apply to a registration relating solely to employee benefit plans on Form 5-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. University hereby agrees, and each transferee of University shall agree in writing, to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2D.

3. Tax Consequences. University has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. University is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. University understands that University (and not the Company) shall be responsible for any tax liability that may arise as a result of its receipt of the Shares and the transactions contemplated by this Agreement.

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Annex A - Stock Issuance Agreement

4. General Provisions.

A. Choice of Law; Entire Agreement. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of California.

B. Integration. This Agreement, the License Agreement and the ancillary agreements executed in connection with the issuance of the Shares represent the entire agreement between the parties with respect to the issuance of the Shares to University and supersede and replace any and all prior written or oral agreements regarding the subject matter of this Agreement.

C. Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or University pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) [***] after being delivered, by facsimile (with receipt of appropriate confirmation), (iv) 1 business day after being deposited with an overnight courier service or (v) [***] after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

D. Successors. Subject to the restrictions on transfer described in this Agreement, the rights and obligations of the Company and University shall be binding upon and benefit the successors, assigns and transferees of the parties.

E. Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

F. University Investment Representations and Further Documents. University agrees, upon request, to execute any further documents or instruments necessary or required to carry out the purposes or intent of this Agreement, including (but not limited to) Exhibit A of this Agreement

G. Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

H. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

[Signature page follows]

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. University agrees to notify the Company of any change in its address below.

THE UNIVERSITY OF WASHINGTON	ACHAOGEN, INC.

Signature of Authorized Signatory	Signature of Authorized Signatory

Print Name	Print Name

Print Title	Print Title

Address:

University of Washington

Treasury Office

4311-11th Ave NE, Suite 600

Box 354998

Seattle, WA 98105-4608

phone 206-685-1822

fax 206-543-3698

Contact: Randy Lewis, Associate Treasurer

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Annex A - Stock Issuance Agreement

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:	THE UNIVERSITY OF WASHINGTON

COMPANY	:	ACHAOGEN, INC.

SECURITY	:	Series Preferred Stock

AMOUNT	:	shares (including the common shares into which they are convertible, the “Shares”)

DATE	:	, 200

In connection with the receipt of the Shares, the University of Washington, a public institution of higher education and an agency of the state of Washington (“University”), hereby represents and warrants to the Company as follows:

1. The Company May Rely on These Representations. University understands that the Company’s issuance of the Shares to University has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the Company believes, relying in part on the representations and warranties of University in this document, that an exemption from such registration requirement is available for such issuance. University understands that the availability of this exemption depends upon the representations and warranties it is making to the Company in this document being true and correct.

2. University is Acquiring for Investment. University is acquiring the Shares solely for investment purposes, and not for further distribution. University’s entire legal and beneficial ownership interest in the Shares is being purchased and shall be held solely for its account. University is not a party to, and does not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the Shares. University’s investment intent is not limited to its present intention to hold the Shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the Shares, or for any other fixed period in the future.

3. University Can Protect Its Own Interests. University can properly evaluate the merits and risks of an investment in the Shares and can protect its own interests in this regard, whether by reason of its own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom it has consulted, or its preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4. University is Informed About the Company. University is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable

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Annex A - Stock Issuance Agreement

decision to acquire the Shares. University has had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and has received all information it deems appropriate for assessing the risk of an investment in the Shares.

5. University Recognizes Its Economic Risk. University realizes that the purchase of the Shares involves a high degree of risk, and that the Company’s future prospects are uncertain. University is able to hold the Shares indefinitely if required, and is able to bear the loss of its entire investment in the Shares.

6. University Knows the Shares are Restricted Securities. University understands that the Shares are “restricted securities” in that the Company’s issuance of the Shares to University has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, University also understands and agrees that:

(a) it must hold the Shares indefinitely, unless any subsequent proposed resale by it is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

(b) the Company is under no obligation to register any subsequent proposed resale of the Shares by University; and

(c) the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

7. University is Familiar With Rule 144. University is familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the Shares acquired from an issuer in a non-public offering. University understands that its ability to sell the Shares under Rule 144 in the future is uncertain, and will depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than one year after its acquisition and full payment (within the meaning of Rule 144) for the Shares; and (iii) if University is an affiliate of the Company, or a non-affiliate who has held the Shares less than two years: (A) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended, (B) the amount of Shares being sold during any three month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

8. University Knows Rule 144 May Never be Available. University understands that the requirements of Rule 144 may never be met, and that the Shares may never be saleable. University further understands that at the time its wishes to sell the Shares, there may be no public market for the Company’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which would preclude it from selling the Shares under Rule 144 even if the one-year minimum holding period had been satisfied.

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9. University Knows It is Subject to Further Restrictions on Resale. University understands that in the event Rule 144 is not available to it, any future proposed sale of any of the Shares by it will not be possible without prior registration under the Securities Act, or each of the following: (i) University’s providing written notice to the Company containing detailed information regarding the proposed sale, and (ii) if requested by the Company, (A) University’s providing an opinion of its counsel to the effect that such sale will not require registration, and the Company notifying University in writing that its counsel concurs in such opinion, or (B) a “no action” letter from the Securities and Exchange Commission (the “Commission”) to the effect that the transfer of such Shares without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto. University understands that neither the Company nor its counsel is obligated to provide it with any such opinion. University understands that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

10. Accredited Investor. The University is a public institution of higher education which is an “accredited investor” under the Securities Act of 1933 with investment assets over $5 million.

11. Residence. The address of University’s principal executive offices is set forth on the signature page below.

By signing below, University acknowledges its agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, and its intent for the Company to rely on such statements in issuing the Shares to University.

THE UNIVERSITY OF WASHINGTON

Signature of Authorized Signatory

Print Name

Print Title

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Annex A - Stock Issuance Agreement

Address of University’s Principal Executive Offices:

University of Washington

Treasury Office

4311-11th Ave NE, Suite 600

Box 354998

Seattle, WA 98105-4608

phone 206-685-1822

fax 206-543-3698

Contact: Randy Lewis, Associate Treasurer

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Annex A - Stock Issuance Agreement

Exhibit B

Royalty Report Form

Date

Company Name & Address

License Number      [***]

Reporting Period:	Report Due Date:

This report must be submitted regardless of whether royalties are owed. Please do not leave any column blank. State all information requested below.

Product Description	Royalty Rate	Quantity/ Net Sales	Royalty Due

Report Completed by:	Total Royalties Due:

Telephone Number:

If you have questions please contact:

Please make check payable to: University of Washington

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.